Exhibit 99.4

Royal Gold Announces Reserve and

Production Forecasts Associated with its Interests

DENVER, COLORADO. MAY 1, 2014: ROYAL GOLD, INC. (Nasdaq: RGLD; TSX: RGL), is announcing updated estimates for ore reserves and mineralized material[1 as of December 31, 2013, and calendar 2014 production estimates with respect to properties in its portfolio. These figures are provided by the operators, or obtained by Royal Gold through publicly available information, for properties on which the Company holds royalties and similar interests.

At the end of calendar 2013, precious metals reserves on properties subject to the Company’s interests were approximately 78.4 million ounces of gold and 824.4 million ounces of silver. This compares to reserves of approximately 82.8 million ounces of gold and 1.15 billion ounces of silver estimated as of December 31, 2012.

After applying the Company’s interests to the reserves noted above, net gold reserves2 attributable to Royal Gold totaled approximately 5.3 million ounces, compared with 5.7 million ounces at year-end 2012. On a gold equivalent basis, using a ratio of approximately 50:1 of silver to gold, precious metals reserves attributable to Royal Gold totaled approximately 5.6 million ounces, on a net reserve basis, compared with 6.2 million ounces for the same period ended 2012. The reserve reductions were due to a combination of price and depletion.

The attached table contains highlights of calendar 2014 production information related to our producing interests provided by the operators of those properties. The complete Royalty/Metal Stream Portfolio, which includes reserves, mineralized material1, and production subject to the Company's interests on producing and development properties can be found on our website.

For further information about our royalties, metal streams and similar interests, please see our Annual Report on Form 10-K, as well as our other public reports.

[1]	The U.S. Securities and Exchange commission does not recognize this term. Mineralized material is not part of proven and probable reserves and may never be converted into reserves.
[2]	Net gold reserves are calculated net of per ounce payments for the Company’s gold streams, such as Mt. Milligan.

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CORPORATE PROFILE

Royal Gold is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams, and similar production based interests. The Company owns interests on 201 properties on six continents, including interests on 37 producing mines and 22 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Cautionary "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding production estimates for calendar 2014 provided by the operators; reserves and additional mineralization estimates provided by the operators or obtained by Royal Gold through publicly available information; the sliding-scale features of our royalty structure at certain of our properties; and estimates of commencement of production. Net gold and metal reserves attributable to Royal Gold’s royalty and other interests are subject to certain assumptions and, like reserves, do not reflect actual ounces that will be produced. Like any royalty or similar interest on a non-producing or not yet in development project, our interests on development projects are subject to certain risks, such as the ability of the operators to bring the projects into production and operate in accordance with their feasibility studies, and the ability of Royal Gold to make accurate assumptions regarding valuation and timing and amount of payments. In addition, many of our interests are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. Factors that could cause actual results to differ materially include, among others, changes in precious metals prices, performance of and production at our royalty properties, decisions and activities of the operators of our royalty properties, mine completion, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, economic and market conditions, and future financial needs of our operators, as well as other factors described in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company's ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

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TABLE 1

Royal Gold’s Royalty and Stream Portfolio

Calendar Year 2014 Production Estimates

PROPERTY	ROYALTY/STREAM	OPERATOR	METAL	PRODUCTION ESTIMATESab
UNITED STATES
Bald Mountain	1.75% to 2.5% NSR[c]	Barrick	Gold	34,000 oz
Cortez – GSR1	0.40% to 5.0% GSR[d]	Barrick	Gold	125,000 oze
Cortez – GSR2	0.40% to 5.0% GSR[f]	Barrick	Gold	151,000 oze
Cortez – GSR3	0.71% GSR	Barrick	Gold	276,000 oze
Cortez – NVR1	1.014% NVR and 0.618% of Crossroads Claims	Barrick	Gold	228,000 oze
Gold Hill	1.0% to 2.0% NSR[g]	Kinross/Barrick	Gold	49,500 oz
Gold Hill	1.0% to 2.0% NSR[g]	Kinross/Barrick	Silver	76,000 oz
Goldstrike (SJ Claims)	0.9% NSR	Barrick	Gold	335,000 ozh
Leeville	1.8% NSR	Newmont	Gold	113,000 oz
Ruby Hill	3.0% NSR	Barrick	Gold	28,800 oz
Robinson	3.0% NSR	KGHM	Gold	Not reported
Robinson	3.0% NSR	KGHM	Copper	Not reported
Twin Creeks	2.0 % GV	Newmont	Gold	15,400 oz
Wharf	0.0% to 2.0% NSR[i]	Goldcorp	Gold	60,000 to 65,000 oz
CANADA
Canadian Malartic	1.0% to 1.5% NSR[j]	Osisko	Gold	344,000 ozk
Holt	0.00013 x Au price	St Andrew Goldfields	Gold	66,000 ozl
Mt. Milligan	52.25% of payable gold[m]	Thompson Creek	Gold	165,000 to 175,000 ozn
Voisey’s Bay	2.7% NSR	Vale	Copper	Not Reported[o]
Voisey’s Bay	2.7% NSR	Vale	Nickel	Not Reported[o]

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TABLE 1

Royal Gold’s Royalty and Stream Portfolio

Calendar Year 2014 Production Estimates

PROPERTY	ROYALTY/STREAM	OPERATOR	METAL	PRODUCTION ESTIMATESab
MEXICO
Dolores	3.25% NSR	Pan American	Gold	64,000 to 68,000 oz
Dolores	2.00%	Pan American	Silver	3.60 to 3.85 million oz
Mulatos	1.0% to 5.0% NSR[p]	Alamos	Gold	150,000 to 170,000 oz
Peñasquito	2.0% NSR	Goldcorp	Gold	530,000 to 560,000 ozq
Peñasquito	2.0% NSR	Goldcorp	Silver	22 to 25 million ozq
Peñasquito	2.0% NSR	Goldcorp	Lead	135 to 145 million lbs[q]
Peñasquito	2.0% NSR	Goldcorp	Zinc	315 to 325 million lbs[q]
CENTRAL AND SOUTH AMERICA
Andacollo	75% of payable gold (NSR)[r]	Teck	Gold	38,500 ozs
Don Mario	3.0% NSR	Orvana	Gold	15,000 to 18,000 ozt
Don Mario	3.0% NSR	Orvana	Silver	700,000 to 750,000 ozs
Don Mario	3.0% NSR	Orvana	Copper	12 to 14 million lbs[s]
El Limon	3.0% NSR	B2Gold	Gold	62,000 to 70,000 oz
AUSTRALIA
Gwalia Deeps	1.5% NSR	St Barbara	Gold	180,000 to 195,000 ozu
King of the Hills	1.5% NSR	St Barbara	Gold	55,000 to 60,000 ozv
South Laverton	1.5% NSR	Saracen	Gold	120,000 to 130,000 ozw
AFRICA
Taparko	2.0% GSR	Nord Gold	Gold	120,000 oz
EUROPE
Las Cruces	1.5% NSR	First Quantum Minerals	Copper	152-159 million lbs[x]

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DEFINITIONS

The Company’s royalty portfolio contains several different types of royalties or similar interests which are defined as follows:

Gross Smelter Return (“GSR”) Royalty – A defined percentage of the gross revenue from a resource extraction operation, less, if applicable, certain contract-defined costs paid by or charged to the operator.

Gross Value ("GV") Royalty – A defined percentage of the gross value, revenue or proceeds from a resource extraction operation, without deductions of any kind.

Metal Stream – An agreement that provides, in exchange for an upfront payment, the right to purchase all or a portion of the precious metals produced from a base metal mine, at a price determined for the life of the transaction by the agreement.

Net Smelter Return (“NSR”) Royalty – A defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of incidental transportation, insurance, refining and smelting costs.

Net Value Royalty (“NVR”) – A defined percentage of the gross revenue from a resource extraction operation, less certain contract-defined costs.

Royalty – The right to receive a percentage or other denomination of mineral production from a resource extraction operation.

The estimates and production reports are prepared by the operators of the mining properties. Royal Gold does not participate in the preparation or verification of the operators’ estimates or production reports and has not independently assessed or verified the accuracy of such information. Please refer to our cautionary statement regarding forward-looking statements and to the risk factors identified in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission for information regarding factors that could affect actual results.

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ENDNOTES

[a]	Production Estimates: Production Estimates in Table 1 represent the portion of the operators’ production at the relevant property which is subject to our royalty or stream interests, as reported to us by the operator, unless otherwise noted.

[b]	Production Estimates: The estimates and production reports are prepared by the operators of the mining properties. Royal Gold does not participate in the preparation or verification of the operators’ estimates or production reports and has not independently assessed or verified the accuracy of such information. Please refer to our cautionary statement regarding forward-looking statements and to the risk factors identified in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission for information regarding factors that could affect actual results.

[c]	Bald Mountain: NSR sliding-scale royalty will pay 1.75% when the price of gold per ounce is less than $375, 2.0%, when the price of gold is greater than $375 up to $400, 2.25% when the price of gold is greater than $400 up to $425 and 2.5% when the price of gold is greater than $425. All price points are stated in 1986 dollars and are subject to adjustment in accordance with a blended index comprised of labor, diesel fuel, industrial commodities, and mining machinery.

[d]	Cortez GSR1 and GSR2: GSR sliding scale royalty will pay 0.40% when the price of gold per ounce is less than $210, increasing to higher percentages when the gold price is greater than $210 at several intervals, with a maximum percentage of 5.00% when the price of gold is greater than $470 per ounce.

[e]	Cortez: The operator’s production guidance is 925,000 to 975,000 ounces of gold for the entire project in calendar 2014.

[f]	Cortez: See endnote d.

[g]	Gold Hill: The royalty is capped at $10.0 million. As of March 31, 2014, royalty payments totaling $1.38 million have been received.The 1.0% to 2.0% sliding-scale NSR royalty will pay 1.0% when the price of gold is less than $350 per ounce, and 2.0% when the gold price is greater than $350 per ounce. The silver royalty rate is based on the price of gold.

h	Goldstrike: The operator’s production guidance is 865,000 to 915,000 ounces of gold for the entire project in calendar 2014.

[i]	Wharf: NSR sliding-scale royalty will pay nothing when the price of gold per ounce is less than $350 per ounce, 0.5% when the price of gold is $350 to under $400, 1% when the price of gold is $400 to under $500 and 2% when the price of gold is greater than $500 per ounce.

[j]	Canadian Malartic: NSR sliding-scale royalty will pay 1% when the price of gold per ounce is less than $350 and 1.5% when the gold price is greater than $350 per ounce.

[k]	Canadian Malartic: The operator’s production guidance is 525,000 - 575,000 ounces of gold for the entire project in calendar 2014.

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ENDNOTES

[l]	Holt: The operator’s production guidance of 75,000-85,000 ounces of gold for Holt, Holloway and Hislop mines collectively.

[m]	Mt. Milligan: This is a metal stream whereby the purchase price for gold ounces delivered is $435 per ounce, or the prevailing market price of gold, if lower; no inflation adjustment. Payable factor is fixed at 97% of contained gold in concentrate.

[n]	Mt. Milligan: operator’s production estimate shown represents ounces of payable gold production. Royal Gold’s expected gold deliveries associated with the payable gold production are derived by applying our streaming interest of 52.25%. Royal Gold’s deliveries are also subject to Thompson Creek’s shipping and settlement schedules.

[o]	Voisey’s Bay: For the calendar year 2014 there is limited forward-looking information publicly provided by the operator, but we note that 2013 calendar year production at Voisey’s Bay totaled 138 million pounds of payable nickel and 88 million pounds of copper.

[p]	Mulatos: The Company’s royalty is subject to a 2.0 million ounce cap on gold production. There have been approximately 1.2 million ounces of cumulative production, as of March 31, 2014. NSR sliding-scale royalty will pay 1% when the price of gold per ounce is less than $299.99, increasing to higher percentages when the gold price is greater than $299.99 at several intervals, with a maximum percentage of 5.00% when the price of gold is greater than $400 per ounce.

[q]	Peñasquito: Recovered metal is contained in concentrate and is subject to third party treatment charges and recovery losses.

[r]	Andacollo: The royalty rate is 75% until 910,000 payable ounces of gold have been produced; 50% thereafter. There have been approximately 207,000 cumulative payable ounces produced as of March 31, 2014. Gold is produced as a by-product of copper.

[s]	Andacollo: Teck estimates calendar 2014 production guidance of 42,500 ounces of gold contained in concentrate. Royal Gold payable ounce production is derived by applying the royalty agreement minimum payable gold percentage of 90.6% to the contained in concentrate production estimate.

[t]	Don Mario: Production guidance is for October 2013 through September 2014.

[u]	Gwalia Deeps: Production guidance is for July 2013 through June 2014.

[v]	King of the Hills: Production guidance is for July 2013 through June 2014.

w	South Laverton: Production guidance is for July 2013 through June 2014.

x	Las Cruces: First Quantum’s guidance for 2014 is 69,000-72,000 tonnes of copper, which converts to 152 to 159 million pounds of copper.

Note:	The Table does not include production guidance for properties that the operators did not provide information. These properties are: Allan, El Toqui, Johnson Camp, Inata, Marigold, Meekatharra, Skyline, Sega, Tambor, Troy, Williams, Wolverine, Yaloginda, and one oil and gas royalty.

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